As filed with the Securities and Exchange Commission on July 24, 2009
Registration No. 333-120738

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1746596
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
7902 Westpark Drive
McLean, VA 22102
(Address, including zip code, of principal executive offices)

Employee Stock Purchase Plan
(Full title of the plan)

Mark S. Ordan
Chief Executive Officer
Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, VA 22102
(Name and address of agent for service)

(703) 272-7500
(Telephone number, including area code, of agent for service)

Copies to:
George P. Barsness, Esq.
Alexander J. Park, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
          This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-120738) of Sunrise Senior Living, Inc. (the “Company”) pursuant to which the Company registered shares of its common stock, par value $0.01 per share (the “Common Stock”), that were issuable to participants in the Company’s Employee Stock Purchase Plan (the “Plan”). The Company is no longer offering shares of the Common Stock pursuant to the Plan. Accordingly, the Company hereby removes from registration under this Registration Statement all 1,302,929 shares of the Common Stock that remain unsold and unissued.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has, in accordance with Rule 478 promulgated under the Securities Act, duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia on July 24, 2009.

SUNRISE SENIOR LIVING, INC.
By:	/s/ Julie A. Pangelinan
Julie A. Pangelinan
Chief Financial Officer